Exhibit 99.1

FOR IMMEDIATE RELEASE: May 10, 2010

Investor Relations:	Joseph Cormier
t: +1.703.883.2771
e: investors@gtec-inc.com

Media Contact:	Lauren Peduzzi
t: +1.703.738.2861
e: media@gtec-inc.com

GTEC Reports First Quarter 2010 Financial Results

Revenues of $46 million

Earnings per share of $0.12

Contract awards of $50 million; Awards momentum carries into Q2

Funded backlog increases by 23% sequentially

Maintains 2010 forward guidance

MCLEAN, Va., May 10, 2010 – Global Defense Technology & Systems, Inc. (NASDAQ: GTEC), a provider of mission-critical, technology-based systems, solutions and services for national security agencies and programs of the U.S. government, today announced its first quarter 2010 financial results.

First Quarter 2010 Results – Above Expectations

Revenue for the first quarter 2010 was $45.9 million. The Company’s revenue from the Technology and Intelligence Services (TIS) and Force Mobility and Modernization Systems (FMMS) segments was $24.6 million and $21.3 million, respectively. Total segment operating income was $4.1 million, or 9.0% of segment revenues. Unallocated corporate expenses totaled $2.7 million. This resulted in operating income for first quarter 2010 of $1.4 million and diluted earnings per share (EPS) of $0.12.

“Our first quarter results are above our expectations despite a number of challenges. Delays in contract award timing for our FMMS business pushed some of our revenue into the rest of the year and the impact of the federal government shutdown due to February weather emergencies shortened our billable labor at TIS during the quarter,” said John Hillen, President & CEO of GTEC. “Our business development pipeline continues to expand and the contract awards we received late in the quarter and early in the second quarter provide continued momentum to meet our objectives of 14 to 20 percent growth in 2010.”

Business Highlights – Contract Awards Momentum

Contract awards totaled $50 million for the first quarter 2010. Two significant awards are highlighted below:

•	$18.7 million contract award from U.S. Army for field feeding systems

•	$10.4 million, 5-year follow-on contract with the Naval Research Laboratory

GTEC’s contract momentum continued into the second quarter of 2010, with a $26.7 million order to provide additional field feeding systems to the U.S. Army. The Company has approximately $60 million in two expeditionary camp solutions orders that are expected to be awarded by the end of the second quarter. The Company’s qualified business development pipeline is currently over $3 billion, a significant increase from $1.8 billion at the end of 2009. This growth is largely due to newly qualified opportunities in our FMMS pipeline, which represents $1.5 billion of the total qualified pipeline and continued growth in our TIS pipeline. Additionally, the FMMS pipeline has over $1 billion of opportunities, which are scheduled to be awarded by June 30, 2011.

As of March 31, 2010, GTEC had total backlog of $602 million and funded backlog of $127 million, which is up over 23% from December 31, 2009.

Balance Sheet Metrics – Strong Cash Flow

As of March 31, 2010, GTEC had no net debt based on over $4 million in operating cash flow in the first quarter.

Jim Allen, Executive Vice President & CFO of GTEC, noted, “We had strong cash flow in the first quarter and expect to execute on our recent awards and backlog to deliver operating results in line with our 2010 growth objectives.”

Forward Guidance – Maintains Full Year Outlook

GTEC’s second quarter 2010 and full year 2010 guidance is summarized in the table below. GTEC’s guidance does not include the assumption of any future acquisitions.

	2nd Quarter 2010	Full Year 2010

Revenue	$49 - $53 million	$242 - $255 million

Diluted EPS	$0.15 - $0.18	$0.95 - $1.05

Weighted Average Shares Outstanding – Diluted	9.17 million	9.18 million

Key Guidance Assumptions

•	Receipt of approximately $60 million in expeditionary camp solutions orders by June 30, 2010

•	Net interest income of $50,000 in the second quarter and $125,000 for full year 2010

•	Tax rate of 39.7% for the next three quarters

Conference Call

GTEC executive management will hold a conference call today at 5:00 p.m. ET, to discuss first quarter 2010 results and answer questions. Interested parties may access the call by dialing 866-804-6928 (domestic) or +1 857-350-1674 (international) and entering passcode 22212139. The conference call will be Webcast (audio only) simultaneously via the Investor Relations page of GTEC’s website at www.gtec-inc.com. Interested parties should dial in or log on approximately 10 minutes prior to the start of the call.

A replay of the call will be available beginning at 8:00 p.m. ET today and will remain available through midnight ET, May 24, 2010. To access the replay, call (888) 286-8010 (domestic) or +1 (617) 801-6888 (international). The confirmation code for the replay is 64235611. A replay will also be available via the Investor Relations page of GTEC’s website approximately 24 hours after the conclusion of the call.

About Global Defense Technology & Systems, Inc.

Global Defense Technology & Systems, Inc. (GTEC) provides mission-critical, technology-based systems, solutions, and services for national security agencies and programs of the U.S. government. Our services and solutions are integral parts of mission-critical programs run by the Department of Defense, Intelligence Community, Department of Homeland Security, federal law enforcement agencies, and other parts of the federal government charged with national security responsibilities. Learn more about Global Defense Technology & Systems at www.gtec-inc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this announcement other than historical data and information constitute forward-looking statements that involve risks and uncertainties. A number of factors could cause our actual results, performance, achievements or industry results to differ materially from the results, performance or achievements expressed or implied by such forward-looking statements. Some of these factors include, but are not limited to, the risk factors set forth in Global Defense Technology & Systems, Inc.’s (GTEC) Annual Report on Form 10-K, and such other filings that GTEC makes with the Securities and Exchange Commission from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements speak only as of the date hereof and GTEC undertakes no obligation to update such forward-looking statements in the future except as required by law.

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and per share amounts)

	As of March 31, 2010	As of December 31, 2009

Assets
Current assets
Cash and cash equivalents	$7	$7
Accounts receivable, net	47,680	50,691
Due from affiliates	1,675	1,109
Prepaid expenses and other current assets	1,357	1,238
Deferred tax assets	488	324
Income taxes receivable	2,776	3,543

Total current assets	53,983	56,912
Property and equipment, net	3,456	3,441
Intangible assets, net	19,862	21,268
Goodwill	24,373	24,373
Deferred tax assets	6,553	6,295
Other assets	480	222

Total assets	$108,707	$112,511

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$13,061	$13,040
Accrued expenses	7,348	9,521
Advance payments on contracts	1,307	517
Interest rate swap liability	—	106

Total current liabilities	21,716	23,184
Deferred rent	299	289
Bank loans, net of current	—	3,686

Total liabilities	22,015	27,159

Stockholders’ Equity
Common stock, par value $0.01 per share, 90,000,000 shares authorized and 9,071,812 and 9,051,812 shares issued and outstanding, respectively	91	90
Additional paid-in capital	88,424	88,179
Accumulated deficit	(1,823)	(2,917)

Total stockholders’ equity	86,692	85,352

Total liabilities and stockholders’ equity	$108,707	$112,511

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2010	2009

Revenue	$45,893	$49,613
Operating costs and expenses
Cost of revenue	38,441	40,822
Selling, general and administrative expenses	4,612	4,446
Amortization of intangible assets	1,406	2,089

Total operating costs and expenses	44,459	47,357

Operating income	1,434	2,256
Other income (expense)
Interest income	3	2
Interest expense	(8)	(509)

Income before income taxes	1,429	1,749
Provision for income taxes	(335)	(830)

Net income	$1,094	$919

Earnings per share
Basic	$0.12	$0.15
Diluted	$0.12	$0.15

Weighted average common shares outstanding
Basic	9,036,432	6,000,000
Diluted	9,156,731	6,007,820

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.

SELECTED SEGMENT INFORMATION

(UNAUDITED)

(in thousands)

	Three Months Ended March 31,
	2010	2009
Revenue
TIS Segment	$24,639	$21,935
FMMS Segment	21,254	27,678

Total revenue	$45,893	$49,613

Operating income
TIS Segment	$1,941	$2,067
FMMS Segment	2,177	3,831
Unallocated Corporate expenses	(2,684)	(3,642)

Total operating income	$1,434	$2,256

Operating margin
TIS Segment	7.9%	9.4%
FMMS Segment	10.2%	13.8%
Total segment	9.0%	11.9%

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Three months ended March 31,
	2010	2009
Cash flows from operating activities
Net income	$1,094	$919
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	265	240
Amortization of intangible assets	1,406	2,089
Equity-based compensation	245	30
Gain from change in fair value of interest rate swap	(106)	(13)
Deferred income taxes	(423)	(713)
Change in operating assets and liabilities
Accounts receivable	3,011	(12,530)
Due to/from affiliates	(566)	(1,349)
Prepaid expenses and other assets	(119)	(381)
Accounts payable	21	12,738
Accrued expenses	(2,172)	(4,874)
Accrued interest on loans from affiliates	—	297
Income taxes receivable	767	471
Advance payments on contracts	790	(3,493)
Deferred rent	10	20

Net cash provided by (used in) operating activities	4,223	(6,549)

Cash flows from investing activities
Purchases of property and equipment	(223)	(159)

Net cash used in investing activities	(223)	(159)

Cash flows from financing activities
Net (payments) borrowings under revolving line of credit	(3,686)	6,154
Payments of financing costs	(314)	—

Net cash (used in) provided by financing activities	(4,000)	6,154

Decrease in cash and cash equivalents	—	(554)
Cash and cash equivalents, beginning of period	7	1,422

Cash and cash equivalents, end of period	$7	$868

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